SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 9, 2005 (December 5, 2005)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

                    (713) 507-6400

(Registrant’s telephone number, including area code)

                                    N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 7, 2005, the Board of Directors of Dynegy Inc. (“Dynegy” or the “Company”) appointed Carolyn J. Stone, previously Managing Director and Controller of Generation Accounting, to the position of Senior Vice President and Controller. Ms. Stone’s promotion follows the December 5, 2005 resignation of former Senior Vice President and Controller Terry A. Hart effective December 16, 2005. Ms. Stone, 33, will be responsible for the Company’s accounting policies and procedures, coordination of the organization’s financial and operation accounting functions and external financial reporting. Ms. Stone has held positions of increasing responsibility with the Company and has most recently served as Managing Director and Controller of Generation Accounting since August 2005 and Managing Director and Assistant Corporate Controller from November 2004 to August 2005. Prior to joining Dynegy in November 2001, she served as Manager at PricewaterhouseCoopers LLP from July 1999 to November 2001. Ms. Stone will report directly to Holli C. Nichols, Dynegy’s Executive Vice President and Chief Financial Officer. There is no employment agreement between the Company and Ms. Stone.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the above events is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release shall not be deemed to be incorporated by reference into Dynegy’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:

Exhibit No.	Document

99.1	Press Release dated December 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: December 9, 2005	By:	/S/ CAROLYN M. CAMPBELL
	Name:	Carolyn M. Campbell
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Document

*99.1	Press Release dated December 8, 2005.

* Furnished herewith.